Exhibit 99.1

Press Release

Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Q4 and Full Year FY2020 Results
Customer Engagement: Accelerating Cloud Adoption in Large Enterprises
Cyber Intelligence: Transition to Software Model Ahead of Plan
Customers Looking to Verint for Help Navigating the Challenges of COVID-19

MELVILLE, N.Y., March 31, 2020 - Verint® Systems Inc. (NASDAQ: VRNT), a global Actionable Intelligence® leader, today announced results for the three months and year ended January 31, 2020 (FY20). Revenue for the three months ended January 31, 2020 was $339 million on a GAAP basis and $349 million on a non-GAAP basis. Diluted EPS for the three months ended January 31, 2020 was $0.07 on a GAAP basis and $1.11 on a non-GAAP basis. Revenue for the year ended January 31, 2020 was $1,304 million on a GAAP basis and $1,336 million on a non-GAAP basis. Diluted EPS for the year ended January 31, 2020 was $0.43 on a GAAP basis and $3.59 on a non-GAAP basis.

“In FY20, we made significant progress with our three strategic objectives and are pleased to report strong execution of our Customer Engagement Cloud First strategy, our Cyber Intelligence Software Model strategy and our plan to separate our two businesses. In the current COVID-19 environment, we are highly engaged with our global base of customers helping them to navigate the new challenges they are facing. Our employees remain fully engaged, working either from home, or from offices that have been authorized to remain open, and we believe our business continuity plan is working well," said Dan Bodner, CEO.

Customer Engagement FY20 Highlights

•	Cloud adoption accelerating at large enterprises: Cloud contracts with TCV > $1 million up 93% y-o-y

•	Strong cloud revenue growth: Cloud revenue up about 45% y-o-y

•	Strong SaaS bookings growth: New SaaS ACV up more than 70% y-o-y

•	Recurring revenue: Percentage of software revenue that is recurring increased ~400 bps y-o-y to around 75%

•	Large project from the Social Security Administration (revenue expected in FY21)

•	See Tables 2, 4 and 7 for additional Customer Engagement financial information

“In Customer Engagement, the market continued its shift to the cloud, with a notable acceleration in large enterprises. We are pleased to report that all key cloud metrics were up significantly in FY20, with cloud revenue up about 45%, new SaaS ACV up more than 70%, and the percentage of software revenue that is recurring up approximately 400 basis points to around 75%. We are also pleased to announce that the Social Security Administration has selected Verint solutions for a large project, consisting of $35 million in perpetual software licenses, plus services and support, to be deployed in several stages. Revenue from this project was previously expected to be partially recognized in our FY20 fourth quarter. The project is being delayed due to appeals and we now expect it to contribute to revenue in FY21. In FY20 (excluding any revenue from this large project), we achieved high-single digit revenue growth on a constant currency basis. Looking ahead, Verint is well positioned for long-term market growth due to our large differentiated portfolio, cloud first go-to-market, and expanding cloud channel partnerships," Bodner added.

Current COVID-19 Environment for Customer Engagement
Bodner continued, “We are focused on helping our customers navigate their COVID-19 challenges and our solutions support them with the pressing issues they are facing, including the urgent need for advanced analytics, addressing the growth in self-service interactions and managing work from home dynamics. An example is the

Centers for Disease Control and Prevention, or CDC, a long-standing Verint customer. The CDC has recently experienced a huge spike in website traffic and we help them to leverage analytics to drive COVID-19 insights. The majority of our customers are large enterprises in financial services, healthcare, utilities, technology and government, where productivity, compliance, and fraud detection remain a high priority.”

Cyber Intelligence FY20 Highlights

•	Software Model Transition: Estimated Fully Allocated Gross Margins Up ~400bps y-o-y

•	Estimated Fully Allocated Gross Profit Growth: Up 13% y-o-y

•	Large Orders: Including one for ~$15 million, one for ~$10 million, and five for ~$5 million each

•	See Tables 2, 5 and 7 for additional Cyber Intelligence financial information

“In Cyber Intelligence, advanced data mining software continues to play a critical role in accelerating security investigations and generating actionable insights to fight crime and terror. In FY20, we won many large contracts with an increased software mix, driving a 13% year-over-year increase in gross profit on an estimated fully allocated basis. Our software model transition, which was ahead of plan in FY20, provides our customers faster innovation and software refresh cycles to address security threats that are rapidly becoming more complex with increased data types and volume. Verint is well positioned to help our customers address these evolving threats and sustain growth over the long run," said Bodner.

Current COVID-19 Environment for Cyber Intelligence
Bodner concluded, “Our customers are responsible for maintaining law and order in times of peace and in times of crisis. We have been asked by governments around the world to address use cases directly related to the current COVID-19 environment, including helping them monitor and enforce quarantines from a centralized control center and scan the internet and social media for signs of increased criminal and terrorism activity in a time of greater uncertainty. With close working relationships with government and commercial organizations in more than 100 counties, we are committed to helping our customers keep the world safe.”

Outlook
Doug Robinson, CFO, added, “Verint has a large customer base of more than 10,000 customers around the world and a very strong and differentiated portfolio. We had a successful FY20 and entered FY21 with a strong outlook. At this point, considering the rapidly changing conditions arising from COVID-19 and uncertainty about its potential impact, we are unable to provide guidance. In the event the global economy deteriorates due to the pandemic, we have a strong balance sheet with $3 billion of assets, including more than $550 million of cash and short-term investments. We believe we are well positioned to navigate the current environment, as we stay focused on supporting our customers and partners during this period."

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2020 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 2862907. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters, or outbreaks of disease, such as the novel coronavirus COVID-19 pandemic, as well as the resulting impact on information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining revenues, margins, and sufficient levels of investment in our business and operations; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to properly manage investments in our business and operations, execute on growth initiatives, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to retain, recruit, and train qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators and risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, including information that may belong to our customers or other third parties, and with security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with political factors related to our business or operations, including reputational risks associated with our security solutions and our ability to maintain security clearances where required, as well as risks associated with a significant amount of our business coming from domestic and foreign government customers; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, relating to our own operations as well as to the use of our solutions by our customers; challenges associated with selling sophisticated solutions, including with respect to assisting customers in understanding and realizing the benefits of our solutions, and developing, offering, implementing, and maintaining a broad and sophisticated solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle; risk of customer concentration; challenges associated with our ability to accurately forecast when a sales opportunity will convert to an order, or to accurately forecast revenue and expenses; challenges associated with our Customer Engagement segment cloud transition and our Cyber Intelligence segment software model transition, and risk of increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks that our customers delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with the planned issuance of preferred stock to an affiliate of Apax Partners, including with respect to completion of the transaction and Apax's resulting significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the planned spin-off of our Cyber Intelligence Solutions business, including the possibility that the spin-off transaction may not be completed in the expected timeframe or at all, that it does not achieve the benefits anticipated, or that it negatively impacts our operations or stock price, including as a result of management distraction from our business. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, CUSTOMER ENGAGEMENT SOLUTIONS and CYBER INTELLIGENCE SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue:
Product	$124,337	$127,074	$454,875	$454,650
Service and support	214,866	203,156	848,759	775,097
Total revenue	339,203	330,230	1,303,634	1,229,747
Cost of revenue:
Product	39,106	29,005	127,183	129,922
Service and support	75,037	75,046	312,599	293,888
Amortization of acquired technology	5,722	6,524	23,984	25,403
Total cost of revenue	119,865	110,575	463,766	449,213
Gross profit	219,338	219,655	839,868	780,534
Operating expenses:
Research and development, net	58,135	53,113	231,683	209,106
Selling, general and administrative	124,579	114,701	488,871	426,183
Amortization of other acquired intangible assets	8,328	8,289	31,458	31,010
Total operating expenses	191,042	176,103	752,012	666,299
Operating income	28,296	43,552	87,856	114,235
Other income (expense), net:
Interest income	1,103	1,531	5,620	4,777
Interest expense	(10,235)	(9,674)	(40,378)	(37,344)
Other income (expense), net	(996)	(1,712)	205	(3,906)
Total other expense, net	(10,128)	(9,855)	(34,553)	(36,473)
Income before provision for income taxes	18,168	33,697	53,303	77,762
Provision for income taxes	11,500	5,389	17,620	7,542
Net income	6,668	28,308	35,683	70,220
Net income attributable to noncontrolling interests	1,799	1,002	6,999	4,229
Net income attributable to Verint Systems Inc.	$4,869	$27,306	$28,684	$65,991

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.07	$0.42	$0.43	$1.02
Diluted	$0.07	$0.41	$0.43	$1.00

Weighted-average common shares outstanding:
Basic	65,994	65,305	66,129	64,913
Diluted	66,999	66,504	67,355	66,245

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures by Segment
(Unaudited)

	Three Months Ended January 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$210,058	$129,145	$339,203	$211,557	$118,673	$330,230
Revenue adjustments	4,702	5,557	10,259	6,233	200	6,433
Total non-GAAP revenue	$214,760	$134,702	$349,462	$217,790	$118,873	$336,663

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$9,710	$26,694	$36,404	$8,564	$19,256	$27,820
Segment service expenses	54,377	16,642	71,019	53,075	18,293	71,368
Amortization of acquired technology	5,361	361	5,722	5,043	1,481	6,524
Stock-based compensation expenses (1)	2,301	679	2,980	1,063	514	1,577
Shared support expenses allocation (3)	2,438	1,302	3,740	2,148	1,138	3,286
Total GAAP estimated fully allocated cost of revenue	74,187	45,678	119,865	69,893	40,682	110,575
GAAP estimated fully allocated gross profit	135,871	83,467	219,338	141,664	77,991	219,655
GAAP estimated fully allocated gross margin	64.7%	64.6%	64.7%	67.0%	65.7%	66.5%
Revenue adjustments	4,702	5,557	10,259	6,233	200	6,433
Amortization of acquired technology	5,361	361	5,722	5,043	1,481	6,524
Stock-based compensation expenses (1)	2,301	679	2,980	1,063	514	1,577
Acquisition expenses, net (4)	38	20	58	233	125	358
Restructuring expenses (4)	235	125	360	234	132	366
Non-GAAP estimated fully allocated gross profit	$148,508	$90,209	$238,717	$154,470	$80,443	$234,913
Non-GAAP estimated fully allocated gross margin	69.2%	67.0%	68.3%	70.9%	67.7%	69.8%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$22,548	$23,552	$46,100	$24,050	$21,118	$45,168
Stock-based compensation expenses (2)	2,935	1,566	4,501	1,680	896	2,576
Shared support expenses allocation (3)	4,913	2,621	7,534	3,501	1,868	5,369
GAAP estimated fully allocated research and development, net	30,396	27,739	58,135	29,231	23,882	53,113
As a percentage of GAAP revenue	14.5%	21.5%	17.1%	13.8%	20.1%	16.1%
Stock-based compensation expenses (2)	(2,935)	(1,566)	(4,501)	(1,680)	(896)	(2,576)
Acquisition expenses, net (4)	(202)	(108)	(310)	(130)	(70)	(200)
Restructuring expenses (4)	(270)	(144)	(414)	(79)	(42)	(121)
Non-GAAP estimated fully allocated research and development, net	$26,989	$25,921	$52,910	$27,342	$22,874	$50,216

	Three Months Ended January 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
As a percentage of non-GAAP revenue	12.6%	19.2%	15.1%	12.6%	19.2%	14.9%

ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$41,011	$25,002	$66,013	$41,870	$21,917	$63,787
Stock-based compensation expenses (2)	12,390	6,614	19,004	7,821	4,174	11,995
Shared support expenses allocation (3)	25,794	13,768	39,562	25,375	13,544	38,919
GAAP estimated fully allocated selling, general and administrative expenses	79,195	45,384	124,579	75,066	39,635	114,701
As a percentage of GAAP revenue	37.7%	35.1%	36.7%	35.5%	33.4%	34.7%
Stock-based compensation expenses (2)	(12,390)	(6,614)	(19,004)	(7,821)	(4,174)	(11,995)
Acquisition expenses, net (4)	(1,298)	(693)	(1,991)	(3,321)	(1,772)	(5,093)
Restructuring expenses (4)	(422)	(226)	(648)	(938)	(500)	(1,438)
Separation expenses (4)	(2,336)	(1,247)	(3,583)	(16)	(8)	(24)
Other adjustments (4)	(1,449)	(773)	(2,222)	247	132	379
Non-GAAP estimated fully allocated selling, general and administrative expenses	$61,300	$35,831	$97,131	$63,217	$33,313	$96,530
As a percentage of non-GAAP revenue	28.5%	26.6%	27.8%	29.0%	28.0%	28.7%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$18,165	$10,131	$28,296	$29,286	$14,266	$43,552
GAAP estimated fully allocated operating margin	8.6%	7.8%	8.3%	13.8%	12.0%	13.2%
Revenue adjustments	4,702	5,557	10,259	6,233	200	6,433
Amortization of acquired technology	5,361	361	5,722	5,043	1,481	6,524
Amortization of other acquired intangible assets	8,115	213	8,328	8,081	208	8,289
Stock-based compensation expenses (2)	17,626	8,859	26,485	10,564	5,584	16,148
Acquisition expenses, net (4)	1,538	821	2,359	3,684	1,967	5,651
Restructuring expenses (4)	927	495	1,422	1,251	674	1,925
Separation expenses (4)	2,336	1,247	3,583	16	8	24
Other adjustments (4)	1,449	773	2,222	(247)	(132)	(379)
Non-GAAP estimated fully allocated operating income	60,219	28,457	88,676	63,911	24,256	88,167
Depreciation and amortization (5)	5,803	3,097	8,900	4,692	2,504	7,196
Estimated fully allocated adjusted EBITDA	$66,022	$31,554	$97,576	$68,603	$26,760	$95,363
Non-GAAP estimated fully allocated operating margin	28.0%	21.1%	25.4%	29.3%	20.4%	26.2%
Estimated fully allocated adjusted EBITDA margin	30.7%	23.4%	27.9%	31.5%	22.5%	28.3%

	Year Ended January 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$846,525	$457,109	$1,303,634	$796,287	$433,460	$1,229,747
Revenue adjustments	26,675	5,708	32,383	15,059	293	15,352
Total non-GAAP revenue	$873,200	$462,817	$1,336,017	$811,346	$433,753	$1,245,099

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$35,455	$83,291	$118,746	$35,018	$90,553	$125,571
Segment service expenses	226,555	70,768	297,323	209,305	70,228	279,533
Amortization of acquired technology	21,578	2,406	23,984	17,985	7,418	25,403
Stock-based compensation expenses (1)	6,318	1,866	8,184	4,427	1,308	5,735
Shared support expenses allocation (3)	10,125	5,404	15,529	8,457	4,514	12,971
Total GAAP estimated fully allocated cost of revenue	300,031	163,735	463,766	275,192	174,021	449,213
GAAP estimated fully allocated gross profit	546,494	293,374	839,868	521,095	259,439	780,534
GAAP estimated fully allocated gross margin	64.6%	64.2%	64.4%	65.4%	59.9%	63.5%
Revenue adjustments	26,675	5,708	32,383	15,059	293	15,352
Amortization of acquired technology	21,578	2,406	23,984	17,985	7,418	25,403
Stock-based compensation expenses (1)	6,318	1,866	8,184	4,427	1,308	5,735
Acquisition expenses, net (4)	81	43	124	226	121	347
Restructuring expenses (4)	1,644	877	2,521	980	523	1,503
Non-GAAP estimated fully allocated gross profit	$602,790	$304,274	$907,064	$559,772	$269,102	$828,874
Non-GAAP estimated fully allocated gross margin	69.0%	65.7%	67.9%	69.0%	62.0%	66.6%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$101,002	$90,708	$191,710	$94,935	$80,927	$175,862
Stock-based compensation expenses (2)	8,754	4,672	13,426	6,435	3,435	9,870
Shared support expenses allocation (3)	17,309	9,238	26,547	15,240	8,134	23,374
GAAP estimated fully allocated research and development, net	127,065	104,618	231,683	116,610	92,496	209,106
As a percentage of GAAP revenue	15.0%	22.9%	17.8%	14.6%	21.3%	17.0%
Stock-based compensation expenses (2)	(8,754)	(4,672)	(13,426)	(6,435)	(3,435)	(9,870)
Acquisition expenses, net (4)	(546)	(292)	(838)	(134)	(71)	(205)
Restructuring expenses (4)	(853)	(455)	(1,308)	(312)	(167)	(479)

	Year Ended January 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP estimated fully allocated research and development, net	$116,912	$99,199	$216,111	$109,729	$88,823	$198,552
As a percentage of non-GAAP revenue	13.4%	21.4%	16.2%	13.5%	20.5%	15.9%

ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$179,440	$91,452	$270,892	$159,199	$80,108	$239,307
Stock-based compensation expenses (2)	39,829	21,259	61,088	33,286	17,766	51,052
Shared support expenses allocation (3)	102,293	54,598	156,891	88,557	47,267	135,824
GAAP estimated fully allocated selling, general and administrative expenses	321,562	167,309	488,871	281,042	145,141	426,183
As a percentage of GAAP revenue	38.0%	36.6%	37.5%	35.3%	33.5%	34.7%
Stock-based compensation expenses (2)	(39,829)	(21,259)	(61,088)	(33,286)	(17,766)	(51,052)
Acquisition expenses, net (4)	(6,503)	(3,471)	(9,974)	(6,112)	(3,263)	(9,375)
Restructuring expenses (4)	(1,786)	(954)	(2,740)	(1,931)	(1,031)	(2,962)
Separation expenses (4)	(3,448)	(1,840)	(5,288)	(202)	(108)	(310)
Other adjustments (4)	(6,609)	(3,528)	(10,137)	615	328	943
Non-GAAP estimated fully allocated selling, general and administrative expenses	$263,387	$136,257	$399,644	$240,126	$123,301	$363,427
As a percentage of non-GAAP revenue	30.2%	29.4%	29.9%	29.6%	28.4%	29.2%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$67,004	$20,852	$87,856	$93,083	$21,152	$114,235
GAAP estimated fully allocated operating margin	7.9%	4.6%	6.7%	11.7%	4.9%	9.3%
Revenue adjustments	26,675	5,708	32,383	15,059	293	15,352
Amortization of acquired technology	21,578	2,406	23,984	17,985	7,418	25,403
Amortization of other acquired intangible assets	30,863	595	31,458	30,360	650	31,010
Stock-based compensation expenses (2)	54,901	27,797	82,698	44,148	22,509	66,657
Acquisition expenses, net (4)	7,130	3,806	10,936	6,472	3,455	9,927
Restructuring expenses (4)	4,283	2,286	6,569	3,223	1,721	4,944
Separation expenses (4)	3,448	1,840	5,288	202	108	310
Other adjustments (4)	6,609	3,528	10,137	(615)	(328)	(943)

	Year Ended January 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP estimated fully allocated operating income	222,491	68,818	291,309	209,917	56,978	266,895
Depreciation and amortization (5)	21,737	11,602	33,339	19,449	10,380	29,829
Estimated fully allocated adjusted EBITDA	$244,228	$80,420	$324,648	$229,366	$67,358	$296,724
Non-GAAP estimated fully allocated operating margin	25.5%	14.9%	21.8%	25.9%	13.1%	21.4%
Estimated fully allocated adjusted EBITDA margin	28.0%	17.4%	24.3%	28.3%	15.5%	23.8%

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2019, annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the stock-based compensation expenses applicable to research and development, net and selling, general and administrative, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2019, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents our shared support expenses (as disclosed in footnote 17 to our January 31, 2020 Form 10-K, when filed), allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2019, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(4) Represents the portion of our acquisition expenses, net and restructuring expenses, separation expenses and other adjustments, allocated proportionally based upon our year ended January 31, 2019, annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins and operating margins of our two businesses.

(5) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2019, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2020	2019	2020	2019
Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(10,128)	$(9,855)	$(34,553)	$(36,473)
Unrealized losses on derivatives, net	—	896	1,485	1,135
Amortization of convertible note discount	3,184	3,021	12,490	11,850
Acquisition expenses, net	(22)	58	(90)	374
Non-GAAP other expense, net(1)	$(6,966)	$(5,880)	$(20,668)	$(23,114)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$11,500	$5,389	$17,620	$7,542
GAAP effective income tax rate	63.3%	16.0%	33.1%	9.7%
Non-GAAP tax adjustments	(5,911)	4,211	4,085	19,345
Non-GAAP provision for income taxes	$5,589	$9,600	$21,705	$26,887
Non-GAAP effective income tax rate	6.8%	11.7%	8.0%	11.0%

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$4,869	$27,306	$28,684	$65,991
Revenue adjustments	10,259	6,433	32,383	15,352
Amortization of acquired technology	5,722	6,524	23,984	25,403
Amortization of other acquired intangible assets	8,328	8,289	31,458	31,010
Stock-based compensation expenses	26,485	16,148	82,698	66,657
Unrealized losses on derivatives, net	—	896	1,485	1,135
Amortization of convertible note discount	3,184	3,021	12,490	11,850
Acquisition expenses, net	2,339	5,709	10,846	10,301
Restructuring expenses	1,419	1,925	6,569	4,944
Separation expenses	3,583	24	5,288	310
Other adjustments	2,222	(379)	10,137	(943)
Non-GAAP tax adjustments	5,911	(4,211)	(4,085)	(19,345)
Total GAAP net income adjustments	69,452	44,379	213,253	146,674
Non-GAAP net income attributable to Verint Systems Inc.	$74,321	$71,685	$241,937	$212,665

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.07	$0.41	$0.43	$1.00
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$1.11	$1.08	$3.59	$3.21

GAAP weighted-average shares used in computing diluted net income per common share attributable to Verint Systems Inc.	66,999	66,504	67,355	66,245
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	—	—	—

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2020	2019	2020	2019
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	66,999	66,504	67,355	66,245
Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income attributable to Verint Systems Inc.	$4,869	$27,306	$28,684	$65,991
As a percentage of GAAP revenue	1.4%	8.3%	2.2%	5.4%
Net income attributable to noncontrolling interest	1,799	1,002	6,999	4,229
Provision for income taxes	11,500	5,389	17,620	7,542
Other expense, net	10,128	9,855	34,553	36,473
Depreciation and amortization(2)	22,951	22,007	88,783	86,242
Revenue adjustments	10,259	6,433	32,383	15,352
Stock-based compensation expenses	26,485	16,148	82,698	66,657
Acquisition expenses, net	2,359	5,651	10,936	9,927
Restructuring expenses	1,421	1,927	6,567	4,944
Separation expenses	3,583	24	5,288	310
Other adjustments	2,222	(379)	10,137	(943)
Adjusted EBITDA	$97,576	$95,363	$324,648	$296,724
As a percentage of non-GAAP revenue	27.9%	28.3%	24.3%	23.8%

Table of Reconciliation from Gross Debt to Net Debt			January 31, 2020	January 31, 2019

Current maturities of long-term debt			$4,250	$4,343
Long-term debt			832,798	777,785
Unamortized debt discounts and issuance costs			22,327	36,589
Gross debt			859,375	818,717
Less:
Cash and cash equivalents			379,146	369,975
Restricted cash and cash equivalents, and restricted bank time deposits			43,860	42,262
Short-term investments			20,215	32,329
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments			416,154	374,151
Long-term restricted cash, cash equivalents, time deposits and investments			26,363	23,193
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments			$389,791	$350,958

(1) For the three months ended January 31, 2020, non-GAAP other expense, net of $7.0 million was comprised of $5.9 million of interest and other expense, and $1.1 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Customer Engagement Revenue and Cloud Metrics
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
Table of Reconciliation from GAAP Software (includes cloud and support) and Professional Services Revenue to Non-GAAP Software (includes cloud and support) and Professional Services Revenue

Software (includes cloud and support) revenue - GAAP	$180,836	$180,536	$714,260	$661,796
Perpetual revenue - GAAP	40,526	57,397	179,882	196,125
Cloud revenue - GAAP	59,500	43,624	215,827	150,743
Support revenue - GAAP	80,810	79,515	318,551	314,928
Professional services revenue - GAAP	$29,222	$31,021	$132,265	$134,491
Total revenue - GAAP	$210,058	$211,557	$846,525	$796,287

Estimated software (includes cloud and support) revenue adjustments	$4,702	$6,233	$26,675	$15,059
Estimated perpetual revenue adjustments	—	—	—	—
Estimated cloud revenue adjustments	4,637	6,145	26,346	14,690
Estimated support revenue adjustments	65	88	329	369
Estimated professional services revenue adjustments	—	—	—	—
Total estimated revenue adjustments	$4,702	$6,233	$26,675	$15,059

Software (includes cloud and support) revenue - non-GAAP	$185,538	$186,769	$740,935	$676,855
Perpetual revenue - non-GAAP	40,526	57,397	179,882	196,125
Cloud revenue - non-GAAP	64,137	49,769	242,173	165,433
Support revenue - non-GAAP	80,875	79,603	318,880	315,297
Professional services revenue - non-GAAP	$29,222	$31,021	$132,265	$134,491
Total revenue - non-GAAP	$214,760	$217,790	$873,200	$811,346

Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$44,981	$31,289	$159,293	$109,640
Bundled SaaS revenue - GAAP	31,406	23,368	115,925	84,715
Unbundled SaaS revenue - GAAP	13,575	7,921	43,368	24,925
Optional managed services revenue - GAAP	$14,519	$12,335	$56,534	$41,103
Cloud revenue - GAAP	$59,500	$43,624	$215,827	$150,743

Estimated SaaS revenue adjustments	$4,267	$5,599	$24,464	$12,485
Estimated bundled SaaS revenue adjustments	4,225	5,105	23,500	9,681
Estimated unbundled SaaS revenue adjustments	42	494	964	2,804
Estimated optional managed services revenue adjustments	$370	$546	$1,882	$2,205
Estimated cloud revenue adjustments	$4,637	$6,145	$26,346	$14,690

SaaS revenue - non-GAAP	$49,248	$36,888	$183,757	$122,125
Bundled SaaS revenue - non-GAAP	35,631	28,473	139,425	94,396
Unbundled SaaS revenue - non-GAAP	13,617	8,415	44,332	27,729
Optional managed services revenue - non-GAAP	$14,889	$12,881	$58,416	$43,308
Cloud revenue - non-GAAP	$64,137	$49,769	$242,173	$165,433

Table of New SaaS ACV
New SaaS ACV	$15,785	$11,658	$49,710	$29,069
New SaaS ACV Growth YoY	35.4%	n/a	71.0%	57.6%

Table of New Perpetual License Equivalent Bookings
New perpetual license equivalent bookings	$76,372	$81,678	$275,607	$256,811
New perpetual license equivalent bookings growth YoY	(6.5)%	n/a	7.3%	n/a

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cyber Intelligence Revenue Metrics
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
Recurring revenue - GAAP	$52,092	$46,027	$192,578	$165,265
Nonrecurring revenue - GAAP	77,053	72,646	264,531	268,195
Total revenue - GAAP	$129,145	$118,673	$457,109	$433,460

Estimated recurring revenue adjustments	$471	$200	$622	$293
Estimated nonrecurring revenue adjustments	5,086	—	5,086	—
Total estimated revenue adjustments	$5,557	$200	$5,708	$293

Recurring revenue - non-GAAP	$52,563	$46,227	$193,200	$165,558
Nonrecurring revenue - non-GAAP	82,139	72,646	269,617	268,195
Total revenue - non-GAAP	$134,702	$118,873	$462,817	$433,753

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Segment and Shared Support Metrics
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
Segment expenses - GAAP (1)	$249,479	$232,141	$981,507	$914,322
Shared support expenses - GAAP (2)	61,428	54,537	234,271	201,190
Total expenses - GAAP	$310,907	$286,678	$1,215,778	$1,115,512

Estimated segment expense adjustments	$(32,378)	$(26,150)	$(114,106)	$(100,013)
Estimated shared support expense adjustments	(17,740)	(12,034)	(56,963)	(37,297)
Total estimated expense adjustments	$(50,118)	$(38,184)	$(171,069)	$(137,310)

Segment expenses - non-GAAP (1)	$217,101	$205,991	$867,401	$814,309
Shared support expenses - non-GAAP (2)	43,688	42,503	177,308	163,893
Total expenses - non-GAAP	$260,789	$248,494	$1,044,709	$978,202

(1) Segment expenses include expenses incurred directly by our two segments.

(2) Shared support expenses include certain operating expenses that are provided by shared resources or are otherwise generally not controlled by segment management. The majority of which are for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and for occupancy expenses.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total Revenue
Revenue for the three months and year ended January 31, 2019	$330,230	$1,229,747	$336,663	$1,245,099
Revenue for the three months and year ended January 31, 2020	$339,203	$1,303,634	$349,462	$1,336,017
Revenue for the three months and year ended January 31, 2020 at constant currency(1)	$340,000	$1,316,000	$350,000	$1,349,000
Reported period-over-period revenue growth	2.7%	6.0%	3.8%	7.3%
% impact from change in foreign currency exchange rates	0.3%	1.0%	0.2%	1.0%
Constant currency period-over-period revenue growth	3.0%	7.0%	4.0%	8.3%

Customer Engagement
Revenue for the three months and year ended January 31, 2019	$211,557	$796,287	$217,790	$811,346
Revenue for the three months and year ended January 31, 2020	$210,058	$846,525	$214,760	$873,200
Revenue for the three months and year ended January 31, 2020 at constant currency(1)	$210,000	$855,000	$215,000	$882,000
Reported period-over-period revenue change	(0.7)%	6.3%	(1.4)%	7.6%
% impact from change in foreign currency exchange rates	—%	1.1%	0.1%	1.1%
Constant currency period-over-period revenue change	(0.7)%	7.4%	(1.3)%	8.7%

Cyber Intelligence
Revenue for the three months and year ended January 31, 2019	$118,673	$433,460	$118,873	$433,753
Revenue for the three months and year ended January 31, 2020	$129,145	$457,109	$134,702	$462,817
Revenue for the three months and year ended January 31, 2020 at constant currency(1)	$130,000	$461,000	$135,000	$467,000
Reported period-over-period revenue growth	8.8%	5.5%	13.3%	6.7%
% impact from change in foreign currency exchange rates	0.7%	0.9%	0.3%	1.0%
Constant currency period-over-period revenue growth	9.5%	6.4%	13.6%	7.7%

(1) Revenue for the three months and year ended January 31, 2020 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2019 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$379,146	$369,975
Restricted cash and cash equivalents, and restricted bank time deposits	43,860	42,262
Short-term investments	20,215	32,329
Accounts receivable, net of allowance for doubtful accounts of $5.3 million and $3.8 million, respectively	382,435	375,663
Contract assets	64,961	63,389
Inventories	20,495	24,952
Prepaid expenses and other current assets	87,946	97,776
Total current assets	999,058	1,006,346
Property and equipment, net	116,111	100,134
Operating lease right-of-use assets	102,149	—
Goodwill	1,469,211	1,417,481
Intangible assets, net	197,764	225,183
Deferred income taxes	13,802	21,040
Other assets	117,963	96,843
Total assets	$3,016,058	$2,867,027

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$71,604	$71,621
Accrued expenses and other current liabilities	229,698	208,481
Current maturities of long-term debt	4,250	4,343
Contract liabilities	397,350	377,376
Total current liabilities	702,902	661,821
Long-term debt	832,798	777,785
Long-term contract liabilities	40,565	30,094
Operating lease liabilities	90,372	—
Deferred income taxes	39,829	43,171
Other liabilities	67,155	93,352
Total liabilities	1,773,621	1,606,223
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at January 31, 2020 and 2019, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 68,529,000 and 66,998,000 shares; outstanding 64,738,000 and 65,333,000 shares at January 31, 2020 and 2019, respectively	68	67
Additional paid-in capital	1,660,889	1,586,266
Treasury stock, at cost 3,791,000 and 1,665,000 shares at January 31, 2020 and 2019, respectively	(174,134)	(57,598)
Accumulated deficit	(105,590)	(134,274)
Accumulated other comprehensive loss	(151,865)	(145,225)
Total Verint Systems Inc. stockholders' equity	1,229,368	1,249,236
Noncontrolling interests	13,069	11,568
Total stockholders' equity	1,242,437	1,260,804
Total liabilities and stockholders' equity	$3,016,058	$2,867,027

Table 9
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$35,683	$70,220
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	91,532	88,915
Provision for doubtful accounts	2,572	2,746
Stock-based compensation, excluding cash-settled awards	82,698	66,657
Amortization of discount on convertible notes	12,490	11,850
Provision (benefit) from deferred income taxes	2,145	(3,017)
Non-cash gains on derivative financial instruments, net	(599)	(2,511)
Other non-cash items, net	4,544	(2,328)
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	(6,894)	(21,520)
Contract assets	(1,470)	5,751
Inventories	1,752	(8,208)
Prepaid expenses and other assets	13,523	(4,753)
Accounts payable and accrued expenses	(14,488)	(15,648)
Contract liabilities	27,575	32,919
Other liabilities	(13,290)	(7,328)
Other, net	131	1,506
Net cash provided by operating activities	237,904	215,251

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(74,096)	(90,022)
Purchases of property and equipment	(35,028)	(31,686)
Purchases of investments	(47,407)	(59,065)
Maturities and sales of investments	59,324	33,118
Settlements of derivative financial instruments not designated as hedges	3,093	1,335
Cash paid for capitalized software development costs	(17,222)	(7,320)
Change in restricted bank time deposits, including long-term portion	(14,215)	(21,304)
Other investing activities	(250)	(779)
Net cash used in investing activities	(125,801)	(175,723)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	45,000	—
Repayments of borrowings and other financing obligations	(6,478)	(5,983)
Payments of equity issuance, debt issuance, and other debt-related costs	(212)	(206)
Proceeds from exercises of stock options	—	—
Dividends or distributions paid to noncontrolling interests	(5,488)	(4,409)
Purchases of treasury stock	(113,690)	(173)
Payments of deferred purchase price and contingent consideration for business combinations (financing portion) and other financing activities	(30,454)	(11,110)
Net cash used in financing activities	(111,322)	(21,881)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,823)	(3,158)
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,042)	14,489
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	412,699	398,210
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$411,657	$412,699

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$379,146	$369,975
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	24,513	40,152

Restricted cash and cash equivalents included in other assets	7,998	2,572
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$411,657	$412,699

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP software (includes cloud and support), non-GAAP professional services, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP optional managed services revenue, estimated fully allocated cost of revenue, estimated GAAP and non-GAAP fully allocated gross profit and gross margins, estimated GAAP and non-GAAP fully allocated research and development, net, estimated GAAP and non-GAAP fully allocated selling, general and administrative expenses, estimated GAAP and non-GAAP fully allocated operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., estimated fully allocated adjusted EBITDA and adjusted EBITDA margins, net debt, non-GAAP segment expenses, non-GAAP shared support expenses and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On December 4, 2019, we announced our intention to separate into two independent publicly traded companies: one which will consist of our Customer Engagement Solutions business, and one which will consist of our Cyber Intelligence Solutions business.  We are incurring significant expenses to prepare for this separation, including third-party advisory, accounting, legal, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which IT expenses are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including $7.9 million of fees and expenses related to a shareholder proxy contest that was settled during three months ended July 31, 2019, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ended January 31, 2020 is 8%, and was 11% for the year ended January 31, 2019. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Customer Engagement Revenue Metrics and Operating Metrics

Software (includes cloud and support) includes, software licenses, appliances, SaaS and optional managed services.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software growth. We calculate new perpetual license equivalent bookings by multiplying New SaaS ACV bookings (excluding bookings from maintenance conversions, except for the uplift) by a conversion factor of 2.0 and adding that amount to perpetual license bookings. The conversion factor of 2.0 is an estimate that is derived from an analysis of our historical bookings and may change over time. Management uses perpetual license equivalent bookings to understand our performance, including our software growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors. The New Perpetual License Equivalent Bookings calculation was adjusted in Q4 for the full year to exclude bookings from maintenance conversion, except for uplift.

Cyber Intelligence Recurring and Nonrecurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, primarily consists of initial and renewal support, subscription software licenses, and SaaS in certain limited transactions.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, long-term projects including software customizations that are recognized over time using a percentage of completion (“POC”) method, consulting, implementation and installation services, training, and hardware.

We believe that recurring and nonrecurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.